EXHIBIT 23.1





           Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2004 relating to the financial statements and financial statement schedule of The Stride Rite Corporation, which appear in The Stride Rite Corporation Annual Report on Form 10-K for the year ended November 28, 2003.




/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
July 7, 2004